                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                PLD TELEKOM INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                PLD TELEKOM INC.
                           1270 AVENUE OF THE AMERICAS
                                   SUITE 2218
                            NEW YORK, NEW YORK 10020

                         -------------------------------

                  NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  JUNE 12, 1997

                         -------------------------------



TO THE STOCKHOLDERS OF
PLD TELEKOM INC.:

         Notice is hereby given that the 1997 annual meeting of stockholders (the "Annual Meeting") of PLD Telekom Inc. (the "Company" or "PLD") will be held at the Inter-Continental Hotel, 111 East 48th Street , New York, New York 10017-1297 on June 12, 1997, at 10:00 a.m., local time, for the following purposes:

         1.       To elect ten directors;

         2. To consider approval of the amendment and restatement of the PLD Telekom Inc. Stock Option Plan; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only stockholders of record as of the close of business on April 28, 1997 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of stockholders of the Company as of the close of business on April 28, 1997 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 1270 Avenue of the Americas, Suite 2218, New York, New York.

                                           By order of the Board of Directors,


                                           James R.S. Hatt
                                           Chairman, President and
                                           Chief Executive Officer

New York, New York
April 30, 1997


       EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN
    THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR
     SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                                PLD TELEKOM INC.
                           1270 AVENUE OF THE AMERICAS
                                   SUITE 2218
                            NEW YORK, NEW YORK 10020

                         -------------------------------

                                 PROXY STATEMENT
                                       FOR
                       1997 ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  JUNE 12, 1997

                         -------------------------------

         This proxy statement and the accompanying form of proxy are being mailed on or about April 30, 1997, to the stockholders of PLD Telekom Inc. (the "Company"). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Inter-Continental Hotel, 111 East 48th Street, New York, New York 10017-1297 on June 12, 1997, at 10:00 a.m., local time, and at any adjournments thereof.

         The entire cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.


                              VOTING AT THE MEETING

         Only stockholders of record at the close of business on April 28, 1997 are entitled to notice of, and to vote at, the Annual Meeting. As of April 28, 1997, there were 31,731,034 shares of the Company's common stock, par value $.01 (the "Common Stock") outstanding. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name.

         The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting (pursuant to the Company's Certificate of Incorporation, holders of the Company's Series II Convertible Preferred Stock, par value $.01 and Series III Convertible Preferred Stock, par value $.01 are not entitled to receive notice of or to attend the Annual Meeting or to vote at the Annual Meeting). The presence in person or by proxy of holders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

         Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a stockholder may authorize the voting of his or her shares at the Annual Meeting. Directors are to be elected at the Annual Meeting by a plurality of the votes cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In the case of shares that are present at the Annual Meeting for quorum purposes, not voting those shares for a particular nominee for director (including by withholding authority on the proxy) will not operate to prevent the election of that nominee if he otherwise receives affirmative votes; an abstention on any other item, including the approval of the amendment and restatement of the PLD Telekom Inc. Stock Option Plan (the "Existing Plan"), will operate to prevent approval of the item to the same extent as a vote against approval of such item and a broker "non-vote" on any item (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner and those matters are matters with respect to which the broker has no discretion to vote) will have no effect on the outcome of the vote on such item. The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted for all nominees listed herein under "Election of Directors" and for approval of the adoption of the Plan. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

         Execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

         Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Common Stock.

                       PLD TELEKOM INC. SECURITY OWNERSHIP

         The following table sets forth certain information (as of March 31, 1997, except as otherwise noted), with respect to shares of Common Stock beneficially owned by owners of more than five percent of the outstanding Common Stock, by all current directors and nominees, by the executive officers of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and by all current directors and executive officers of the Company as a group.

                                                                                         NUMBER
                                                                                       OF SHARES        PERCENT
                                                                                      BENEFICIALLY        OF
                              BENEFICIAL OWNER                                           OWNED(1)       CLASS(2)
                              ----------------                                        ------------      --------
Navona Communications Corporation Ltd.(3)...................................           10,305,034         32.2%
Merrill Lynch & Co., Inc.(4)................................................            6,441,407         17.4
Dominion Capital, Inc.(5)...................................................            2,572,330          8.1
David L. Heavenridge(6).....................................................            2,572,330          8.1
BEA Associates(7)...........................................................            1,812,954          5.7
James R.S. Hatt(8)..........................................................              170,000          *
Simon Edwards(9)............................................................              152,000          *
Alan G. Brooks(10)..........................................................              151,500          *
Robert Smith(11)............................................................               83,500          *
David M. Stovel(12).........................................................               42,500          *
Douglas T. Waite(13)........................................................               27,500          *
Clayton A. Waite(14)........................................................               25,313          *
Conor Carroll(15)...........................................................               20,167          *
Ronald R. Cripps(16)........................................................               16,537          *
Dr. Boris Antoniuk(17)......................................................                  -0-          *
Edward Charles Dilley.......................................................                  -0-          *
Gennadi Kudreatsev..........................................................                  -0-          *
Dr. Vladimir Kvint..........................................................                  -0-          *
Timothy Lowry...............................................................                  -0-          *
Richard Wainright-Lee.......................................................                  -0-          *
All current directors and executive officers of the Company as a group                  3,261,347         10.0
(12 persons)................................................................

(1) In accordance with Securities and Exchange Commission regulations, the table lists all shares as to which such persons have or share the power to vote or to direct disposition. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options, warrants or convertible securities held by each individual or group to the extent exercisable or convertible at March 31, 1997 or within 60 days thereafter. Unless otherwise indicated, each person has the sole power to vote and to direct disposition of the shares listed as beneficially owned by such person.

(2) Percentage for each individual or group calculated with reference to an aggregate of 31,731,034 shares of Common Stock outstanding at March 31, 1997 and all shares issuable upon the exercise of outstanding stock options, warrants or convertible securities that are exercisable by such individual or group within 60 days of March 31, 1997. Percentages of less than 1% have not been indicated.

(3) The amount shown includes currently exercisable warrants to purchase 250,000 shares of Common Stock held by Cable and Wireless plc, a corporation organized under the laws of England ("Cable & Wireless") located at 124 Theobalds Road, London WC1X 8RX. The remaining shares are held by Navona Communications Corporation Ltd., a Bermuda corporation ("Navona") and a wholly owned indirect subsidiary of Cable & Wireless. Navona is located at Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda.

(4) This information is as of December 31, 1996 and is based upon Amendment No. 1 to Schedule 13G, filed February 13, 1997, with the Securities and Exchange Commission by Merrill Lynch & Co., Inc. ("ML&Co."), Merrill Lynch Group, Inc. ("ML Group"), Princeton Services, Inc. ("PSI") and Merrill Lynch Asset Management, L.P. ("Merrill Lynch Asset Management"). ML&Co. and ML Group are located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281. PSI and Merrill Lynch Asset Management are located at 800 Scudders Mill Road, Princeton, New Jersey 08536. The amount shown includes shares of Common Stock issuable upon the conversion of 9% Convertible Subordinated Notes of the Company (CUSIP 69340T10) (the "Convertible Notes") and upon exercise of warrants to purchase shares of Common Stock. In the aggregate, ML&Co. may be deemed to beneficially own 1,061,200 shares of Common Stock, $19,200,000 aggregate principal amount of Convertible Notes and 76,400 warrants. Each such warrant may be exercised for 34 shares of Common Stock. Merrill Lynch Global Allocation Fund, Inc. owns 4,190 and Merrill Lynch Asset Management owns 1,057,010 of the currently issued and outstanding shares of Common stock. ML&Co. disclaims beneficial ownership of the securities of the Company.

(5) The amount shown includes currently exercisable warrants to purchase 150,000 shares of Common Stock. David L. Heavenridge, a director of the Company, is President and Chief Operating Officer of Dominion Capital, Inc. ("Dominion"), a wholly owned subsidiary of Dominion Resources, Inc., of which Mr. Heavenridge is Executive Vice President. Mr. Heavenridge exercises shared investment and voting power with respect to such shares, but disclaims beneficial ownership of such shares. See Note (6) below. Dominion is located at 901 East Byrd Street, 10th Floor, West Tower, Richmond, Virginia 23219.

(6) The amount includes shares in Note (5) above. Mr. Heavenridge, a director of the Company, is President and Chief Operating Officer of Dominion Capital, Inc., a wholly owned subsidiary of Dominion Resources, Inc., of which Mr. Heavenridge is Executive Vice President. Mr. Heavenridge exercises shared investment and voting power with respect to such shares, but disclaims beneficial ownership of such shares.

(7) This information is as of December 31, 1996 and is based upon Schedule 13F, filed March 11, 1997, with the Securities and Exchange Commission by BEA Associates, Inc., which is located at 153 East 53rd Street, New York, New York 10022.

(8) The amount shown includes currently exercisable options to purchase 160,000 shares of Common Stock.

(9) The amount shown includes currently exercisable options to purchase 150,000 shares of Common Stock.

(10) The amount shown includes currently exercisable options to purchase 150,000 shares of Common Stock.

(11) The amount shown includes currently exercisable options to purchase 82,500 shares of Common Stock.

(12) The amount shown consists entirely of currently exercisable options to purchase shares of Common Stock.

(13) The amount shown includes 4,000 shares held by Mr. Waite's spouse, for which Mr. Waite disclaims beneficial ownership, and currently exercisable options to purchase 17,500 shares of Common Stock.

(14) The amount shown includes 13 shares held by Mr. Waite's children, for which Mr. Waite disclaims beneficial ownership, and currently exercisable options to purchase 25,000 shares of Common Stock.

(15) The amount shown includes currently exercisable options to purchase 16,667 shares of Common Stock.

(16) The amount shown includes currently exercisable options to purchase 10,000 shares of Common Stock.

(17) Elite International Limited, an Irish company beneficially owned by a trust advised by Dr. Antoniuk ("Elite") is the beneficial owner of 39 ordinary shares, par value US$1.00, of Technocom Limited, an Irish corporation and subsidiary of the Company ("Technocom"), representing 19.6% of the outstanding ordinary shares of Technocom. The Company understands that Dr. Antoniuk has the power to exercise the voting rights of the shares of Technocom owned by Elite. None of the current directors and executive officers of the Company own any ordinary shares of Technocom, in which the Company owns a 50.75% equity interest.



                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of nine members. Each director is elected each year to hold office for a one year term and until the election and qualification of the director's successor or until the director's death, removal or resignation. Pursuant to the Company's By-Laws, the Board of Directors has increased the number of directors of the Company from nine to ten. At the Annual Meeting, ten directors are to be elected, each of whose term of office will expire at the 1998 annual meeting of stockholders.

         James R.S. Hatt, David L. Heavenridge, Timothy P. Lowry, Robert Smith and David M. Stovel, who are current members of the Board of Directors, have been nominated by the Board of Directors for election as directors at the Annual Meeting. Boris Antoniuk, Edward Charles Dilley, Simon Edwards, Gennadi Kudreatsev and Vladimir Kvint have also been nominated by the Board of Directors for election as directors at the Annual Meeting.

         Ronald R. Cripps, Richard Wainright-Lee, Clayton A. Waite and Douglas
T. Waite (the father of Clayton A. Waite), who are current members of the Board of Directors, are not standing for re-election at the Annual Meeting.

         All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes that all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors or the board may decide to reduce the number of directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

           -----------------------------------------------------------

                              NOMINEES FOR ELECTION

           -----------------------------------------------------------

                                        YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS DURING
NAME OF DIRECTOR               AGE            PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
----------------               ---      --------------------------------------------------------
Dr. Boris Antoniuk             48       Dr. Antoniuk has many years' experience in the telecommunications field, having worked for various government agencies and trade delegations in the Soviet Union and Russia since 1974, including six years as head of the U.S. department of the USSR State Committee for
                                        Science and Technology in Moscow and three years as economic adviser to a deputy Prime Minister of the USSR Council of Ministers. Since the
                                        economic liberalization of Russia, he has been involved in a number of commercial ventures, including the publishing of several Russian computer magazines. Dr. Antoniuk has served as general manager of
                                        Technocom and Chairman and Chief Executive Officer of Teleport-TP since
                                        1992. Both Technocom and Teleport-TP are operating subsidiaries of the
                                        Company. He also holds the post of Deputy Chairman of Technopark, a subsidiary of Technocom.

Edward Charles Dilley(1)       58       Since January 1996, Mr. Dilley has been Director of Corporate Finance for Cable & Wireless. Prior to joining Cable & Wireless, he was employed by Barclays Bank for 40 years, including in several executive positions.

Simon Edwards                  34       Mr. Edwards is currently Senior Vice President, Chief Financial Officer and Treasurer of the Company. He has served as Chief Financial Officer of the Company since October 1995 and Senior Vice President and
                                        Treasurer since February 1997. He was previously Director of Finance for Cable & Wireless Europe from October 1994 to September 1995. From
                                        July 1992 to October 1994, he held a number of corporate finance positions within Cable & Wireless. From July 1988 to June 1992 he was a
                                        management consultant with Arthur Andersen.

James R.S. Hatt                37       Mr. Hatt has served as a Director of the Company since June 1994, as
                                        Chief Executive Officer since January 1995 and as Chairman since June
                                        1995. From 1987 to 1995, he served as Director of Business Development,
                                        Europe, for Cable & Wireless.

David L. Heavenridge           49       Mr. Heavenridge has served as a Director of the Company since October
                                        1996. He has held several positions with Dominion since 1991 and has been the President and Chief Executive Officer of Dominion since April
                                        1994.

Gennadi Kudreatsev             57       Mr. Kudreatsev has many years' of telecommunications experience in
                                        Russia and the former Soviet Union. He has served as Director General of Intersputnik, a Russian state-owned satellite operator since 1992.
                                        Prior to the breakup of the former Soviet Union, he served as Minister of Communications of the USSR.

                                        YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS DURING
NAME OF DIRECTOR               AGE            PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
----------------               ---      --------------------------------------------------------
Dr. Vladimir Kvint             48       Since 1992, Dr. Kvint has been Director, Emerging Markets for Arthur
                                        Andersen LLP. He is also currently Professor, Management Systems and
                                        International Business at Fordham University Graduate School of
                                        Business and Adjunct Professor of Management Strategy at the Stern
                                        School of Business, New York University. Dr. Kvint is a Full Lifetime
                                        Member of the Russian Academy of Natural Sciences. From 1989 until 1995 he was a consultant to Cable & Wireless Executive Chairman Lord David
                                        Young. He has published numerous articles and books on emerging Eastern
                                        European markets.

Timothy P. Lowry(1)            41       Mr. Lowry has served as a Director of the Company since November 1995.
                                        Since June 1995, Mr. Lowry has been Director, Central and Eastern
                                        Europe, for Cable & Wireless. From June 1991 to May 1995, he was
                                        Project Director, South Africa, for Cable & Wireless.

Robert Smith                   59       Mr. Smith has served as a Director of the Company since September 1993.
                                        He has been President of Newmark Capital Limited ("Newmark"), a private investment and consulting company since 1992. From 1990 to 1992, he was
                                        Chief Executive Officer of the First Hungarian Investment Advisory RT.
                                        He also serves as Chairman of BECET International ("BECET"), an operating subsidiary of the Company and sits on the boards of other companies including Rogers Cantel Mobile Communications Inc.

David M. Stovel                47       Mr. Stovel has served as a Director of the Company since February 1993.
                                        He has been President of Brawley Cathers Limited, an investment bank headquartered in Toronto, Canada since 1987.

----------
(1) Pursuant to an agreement dated March 3, 1994 between Navona and the Company, the Company agreed to nominate two individuals designated by Navona to the Company's board of directors so long as Navona holds at least 25% of the total voting shares of the Company. Messrs. Dilley and Lowry are the nominees of Navona.


GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors of the Company met on 11 occasions during 1996. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during the period for which he was a director, except for Mr. Wainright-Lee, who attended eight of the 11 meetings of the Board of Directors. Pursuant to applicable Canadian law, to which the Company was subject prior to February 28, 1997 as a corporation organized under the Business Corporations Act (Ontario), the Company was required to have an audit committee of the Board of Directors. The Delaware General Corporation Law, to which the Company was subject as of February 28, 1997, provides that the Board of Directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. While domiciled in Canada during 1996, the Board of Directors annually elected from its members a Compensation Committee and an Audit Committee.

         Compensation Committee. The Compensation Committee, consisting of David
L. Heavenridge (Chairman), David M. Stovel and Douglas T. Waite, currently has the authority to approve salaries, bonuses, stock option grants and other compensation matters for officers of the Company and to approve employee health and benefit plans. Mr. Waite is a director not standing for reelection. Prior to the continuance of the Company from Ontario to Delaware in February

1997, Robert Smith also served on the Compensation Committee. In addition, prior to the continuance, the Compensation Committee did not have the authority to approve stock option grants, which were approved by the entire Board of Directors. The Compensation Committee met twice during 1996. Each member of the Compensation Committee attended the meeting or meetings of the Compensation Committee in 1996 held during the period for which he was a member of the committee.

         Audit Committee. The Audit Committee, consisting of Richard Wainright-Lee (Chairman), Robert Smith, David M. Stovel and Douglas T. Waite has the authority to recommend the appointment of the Company's independent auditors and review the results and scope of audits, internal accounting controls and tax and other accounting related matters. The Audit Committee met three times during 1996. Messrs. Smith, Stovel and Wainright-Lee attended two of these meetings and Mr. Waite attended all of these meetings.


CERTAIN BUSINESS RELATIONSHIPS WITH DIRECTORS AND NOMINEES

         In April 1996, the Company acquired 100% of the outstanding share capital of Baltic Communications Limited ("BCL"), which provides dedicated international telecommunications over fiber optic cable from St. Petersburg, for $3.0 million plus an additional capital commitment of up to $1.5 million to cover certain existing liabilities of BCL. A portion of the $3.0 million consideration was paid directly to Cable & Wireless as a shareholder of BCL.

         During 1994 and 1995, Cable & Wireless provided services to and met certain liabilities of the Company. At December 31, 1995, the aggregate amount owed to Cable & Wireless under these arrangements was $1,843,000. These amounts were repaid in 1996.

         The Company entered into an agreement as of January 1, 1995 with Newmark with respect to the provision of the services of Robert Smith as a consultant to the Company and to act as Chairman of BECET. The agreement provides for the payment of $100,000 per annum (plus additional amounts depending on the amount of time devoted by Mr. Smith to the affairs of the Company or BECET) and is terminable for cause or by either party upon two years notice of termination. In addition, Newmark has the option of terminating the agreement in the event of a change of control of the Company (defined as control of more than 30% of all outstanding voting shares being acquired by any person or persons acting in concert other than Cable & Wireless and its affiliates) and shall be terminated if Mr. Smith shall be removed from the office of Chairman of BECET, in which events Newmark shall be entitled to the payment of two years remuneration. In 1996, Newmark received $145,833 with respect to the provision of Mr. Smith's services. Mr. Smith is President of Newmark.

         Technocom has entered into a consulting agreement with Elite for the provision to Technocom of the services of Dr. Antoniuk for a period expiring on June 30, 2002, pursuant to which Technocom pays Elite fees equal to $108,333 per annum for the term of the agreement, reviewable periodically, plus the reasonable expenses of Dr. Antoniuk.

                                 PROPOSAL NO. 2
            APPROVAL OF THE PLD TELEKOM INC. EQUITY COMPENSATION PLAN

         At the Annual Meeting, there will be presented to the stockholders a proposal to approve the amendment and restatement of the Existing Plan, including the renaming of the Existing Plan as the "PLD Telekom Inc. Equity Compensation Plan (as, so amended, restated and renamed, the "Amended Plan"). The Amended Plan was adopted by the Board of Directors on April 28, 1997, subject to stockholder approval. The purpose of the Amended Plan is to amend and restate the terms of the Existing Plan, which has been in existence since 1987. Following the Company's continuance from Ontario to Delaware in February 1997, the Board of Directors adopted a number of technical amendments to the Existing Plan to conform its provisions to applicable U.S. law. Since that time, the Board of Directors (through the Compensation Committee) has engaged in a review of the provisions of the Existing Plan to determine whether it is adequate to serve the Company's needs as a U.S. corporation seeking to attract, retain and reward executives in the light of current practices in the U.S. respecting equity compensation for such executives. Pursuant to this review, the Board of Directors has determined that a number of changes are required to update the Existing Plan, to make it more flexible in terms of the range of incentives which can be offered to executives and also to provide a competitive compensation package to attract, retain and reward personnel. The Amended Plan will not be effective unless or until stockholder approval is obtained. No further grants shall be made under the Existing Plan upon approval of the Amended Plan and grantees under the Existing Plan will have the option of continuing to have their existing grants covered by the terms of the Existing Plan or (by so electing in writing) having their grants covered by the terms of the Amended Plan.

         Specifically, the amendments to the Existing Plan will achieve the following:

         - expand the range of eligible participants to include certain key advisors. This amendment will permit the Company to use equity as an alternative to other modes of compensation for its outside advisors;

         - provide for annual formula grants of non-qualified stock options to non-employee directors;

         - broaden the range of grants which may be made to eligible participants from non-qualified stock options to: incentive stock options, stock appreciation rights ("SARs"), restricted stock and "performance units", which is more in line with other comparable equity compensation plans;

         - amend the maximum number of shares which may be issued under the Amended Plan, the maximum number of shares which may be subject to grants of incentive stock options and the maximum number of shares which may be issued to any individual under the Amended Plan, as well as a maximum term during which options may be exercised; and

         - liberalize the provisions regarding the time periods after death, or termination of employment by reason of disability or otherwise, during which options and other grants may be exercised, as well as permitting grantees to assign rights to grants to family members.

         The Amended Plan is intended to qualify grants of stock options, stock appreciation rights and certain specified grants of restricted stock and performance units made under the Amended Plan as "performance-based compensation" pursuant to section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code disallows a public company's deductions for employee remuneration exceeding $1,000,000 per year for the chief executive officer and the other four most highly compensated officers, but contains an exception for qualified "performance-based compensation." Certain actions must be taken by a compensation committee of two or more outside directors and the material terms of the Amended Plan must be approved by the stockholders to qualify remuneration paid under the Amended Plan as "performance-based compensation."

         The Company believes that the Amended Plan will cause the participants to contribute to the growth and well being of the Company, thereby benefitting the Company's stockholders, as well as aligning the economic interests of the participants with those of the stockholders. The text of the Amended Plan is attached as Schedule A to this Proxy Statement. The description of the terms of the Amended Plan which follows is qualified in its entirety by reference to the actual text of the Amended Plan attached hereto as Schedule A.

         Approval of the proposal to amend and restate the Existing Plan requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting. Abstentions may be specified on the proposal and will be considered present at the Annual Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal. Broker non-votes are considered not present at the Annual Meeting with respect to this matter and, therefore, will not be voted or have any effect upon the proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.


GENERAL DESCRIPTION OF THE AMENDED PLAN

         The Amended Plan permits the award of incentive stock options (within the meaning of Section 422 of the Code), non-qualified stock options, SARs (separately or in tandem with any grant of an option), restricted stock and performance units (pursuant to which cash payments may be made depending upon the achievement within certain specified periods of certain goals, such as increases in stock price, earnings or revenues (of either a discrete business unit or the Company as a whole), decreases in costs, or achievement of market share or business expansion targets).

ADMINISTRATION OF THE PLAN

         The Amended Plan is administered by a committee (the "Committee") appointed by the Board of Directors of the Company. All members of the Committee must be "outside directors" as defined in Section 162(m) of the Code. Currently, under the Existing Plan, the Committee consists of the members of the Compensation Committee, namely, David L. Heavenridge (Chairman), David M. Stovel and Douglas T. Waite, although the composition of this Committee will change following the Annual Meeting as a result of Mr. Waite's decision not to stand for re-election to the Board of Directors. The Committee has the sole authority to determine the individuals to whom grants shall be made under the Amended Plan, the type, size and terms of the grants to be made to each such individual, the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability. The Committee is given broad authority to administer and interpret the Amended Plan, to make factual determinations, to vary or create exceptions to the provisions of the Amended Plan and to adopt or amend such rules, regulations, agreements and instruments for implementing the Amended Plan and for the conduct of its business.

SHARES SUBJECT TO THE AMENDED PLAN; LIMITATIONS ON GRANTS

         The maximum aggregate number of shares of the Company's common stock that may be reserved for issuance or issued under the Amended Plan may not exceed ten percent (10%) of the total issued and outstanding shares of such common stock plus the aggregate number of shares already reserved for issuance or issued under the Existing Plan. In addition, the maximum number of shares which may be granted pursuant to incentive stock options is 1,000,000 shares, the maximum number of shares of common stock that may be reserved for issuance or issued to any individual in any calendar year is 1,500,000 shares, the maximum number of shares which may be granted to any individual with respect to performance units or pursuant to any grant of restricted stock in relation to any performance period is 750,000 shares, and the maximum amount that may be paid to any individual in cash in respect of any performance units in relation to any performance period is $5,000,000. If options or SARs granted under the Amended Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of restricted stock or performance units are forfeited, such shares may be made available for purposes of the Amended Plan.

         The Committee is authorized to adjust the maximum number of shares that any individual participating in the Amended Plan may be granted in any year, the number of shares covered by outstanding grants, the kind of shares issued under the Amended Plan, and the price per share or the applicable market value of such grants in the event that there is any change in the number or kind of shares of common stock outstanding by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, a merger, reorganization or consolidation in which the Company is the surviving corporation, a reclassification or change in par value, or any other extraordinary or unusual event affecting the outstanding common stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution.

ELIGIBILITY

         All employees of the Company and designated key employees of its subsidiaries, including employees who are officers or members of the Board of Directors, are eligible to participate in the Amended Plan. Key advisors who perform services for the Company or any of its subsidiaries are also eligible to participate in the Amended Plan so long as the services they render are bona fide and substantial and are not in connection with the offer or sale of securities in a capital-raising transaction. Members of the Board of Directors who are not Employees (as defined in the Plan) are also eligible to participate, but are only permitted to receive non-qualified stock options, pursuant to arrangements under which, subject to approval by the Board of Directors, such individuals are automatically awarded 10,000 options upon becoming a director, and a further 5,000 options annually thereafter.

STOCK OPTIONS

         The Committee is authorized to grant options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code (and which can result in potentially favorable tax treatment to the participant) or options that are not intended so to qualify ("non-qualified options") or any combination thereof. Incentive stock options may be granted only to Employees. Furthermore, the maximum value of the shares as to which any incentive stock option may first become exercisable by any individual during any calendar year is limited to $100,000, any excess being treated as a non-qualified option.

         The exercise price for any non-qualified option is set by the Committee and may be equal to, greater than, or less than the fair market value of a share on the date the option is granted. The exercise price of an incentive stock option must be equal to, or greater than, the fair market value of a share on the date the option is granted. The fair market value of a share of Common Stock on April 28, 1997 (determined by the closing price on the NASDAQ Stock Market) was $5.16. Furthermore, an incentive stock option may not be granted to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the exercise price per share is not less than 110% of the fair market value of a share on the date of grant and the term of such incentive stock option is not more than five years. Except as set forth in the preceding sentence, the term of any option may not exceed ten years from the date of grant.

         In general, an option may only be exercised while the grantee is employed by the Company, or is serving as a key advisor or member of the Board of Directors. In the event that a grantee ceases to be employed by the Company or to serve in such capacity for any reason other than a termination for "cause", the grantee (or his legal representative) is given certain specified periods ranging from three months to two years (which periods may be modified by the Committee) during which time outstanding options may be exercised. Unless the terms of the grant specify otherwise, options that are otherwise exercisable as of the date on which the grantee ceases to be employed by the Company will terminate unless exercised within one year after the date upon which the grantee ceases to be employed by the Company in the case of non-qualified options or three months after such date in the case of incentive stock options, but in no event after the end of the option term. In addition, options held by an employee terminated for "cause" terminate as of the date the grantee ceases to be an employee, unless otherwise determined by the Committee.

         An option is exercised by delivering a notice of exercise to the Company with payment of the exercise price. The exercise price may be paid in cash or, with the approval of the Committee, by delivering shares of common stock owned by the grantee (including stock acquired in connection with the exercise of an option, subject to such restrictions as the Committee deems appropriate) and having a fair market value on the date of exercise equal to the exercise price, or by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; provided that any shares of Common Stock used to exercise an option will have been held by the grantee for the requisite period of time to avoid adverse accounting consequence to the Company.

STOCK APPRECIATION RIGHTS

         The Committee may grant SARs to an employee or key advisor separately or in tandem with any option (for all or a portion of the applicable option). Tandem SARs may be granted either at the time the option is granted or at any time thereafter while the option remains outstanding, except that SARs related to incentive stock options may only be granted at the time of the grant of the option. Unless the Committee determines otherwise, the base amount of each SAR is to be equal to the per share exercise price of the related option or, if there is no related option, the fair market value of a share as of the date of grant.

         In the case of tandem SARs, the number of SARs granted to a grantee that shall be exercisable during a specified period may not exceed the number of shares that the grantee may purchase upon the exercise of the related option during such period. Upon the exercise of an option, the SARs relating to the shares covered by such option terminate. Upon the exercise of SARs, the related option terminates to the extent of an equal number of shares.

         An SAR is exercisable during the period and is subject to such vesting and other restrictions as may be specified by the Committee. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the grantee is employed by the Company or during certain specified periods after termination of employment. A tandem SAR may be exercisable only during the period when the option to which it is related is also exercisable.

         When a grantee exercises SARs, the grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash. The stock appreciation for an SAR is the amount by which the fair market value of the underlying shares on the date of exercise of the SAR exceeds the base amount of the SAR.

RESTRICTED STOCK GRANTS

         Grants of restricted stock may be made to employees or key advisors upon such terms as the Committee deems appropriate. The Committee is given broad discretion as to the terms of such grants, including the number of shares granted, the consideration (if any), the restrictions on such shares and the conditions under which the restrictions lapse. The Committee is also authorized to waive any such restrictions. While the restrictions are in place, a grantee may generally not transfer the shares, but does have the right, unless the Committee specifies otherwise, to vote the shares and to receive dividends. If a grantee ceases to be employed by the Company during any restriction period, or if other specified conditions for the grant are not met, the restricted stock grant terminates as to all shares covered by the grant as to which the restrictions have not lapsed. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

PERFORMANCE UNITS

         Employees and key advisors are also eligible to receive performance units. Each performance unit represents the right of the grantee to receive an amount based on the value of the performance unit if performance goals established by the Committee are met. The Committee is given broad authority to determine the terms of each grant, including the number of performance units to be granted, the measurement base, the period over which performance is to be measured, the performance goals and any other requirements. Performance goals may relate to the financial performance of the Company or its operating units, the performance of the Company's stock, individual performance, or such other criteria as the Committee deems appropriate. At the end of each performance period, the Committee shall determine to what extent the performance goals and other conditions of the performance units have been met and the amount, if any, to be paid with respect to the performance units. All payments with respect to performance units will be made in cash. If a grantee ceases to be employed by the Company during a performance period, or if any of the other conditions established by the Committee are not met, the grantee's performance units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

QUALIFIED PERFORMANCE-BASED COMPENSATION (RESTRICTED STOCK GRANTS AND GRANTS OF PERFORMANCE UNITS)

         The Committee may specify that grants of restricted stock and performance units will be considered "qualified performance-based compensation" under section 162(m) of the Code. The Committee will specify in writing the following requirements for grants that are specified as "qualified performance-based compensation": (i) objective performance goals; (ii) the performance period during which the performance goals must be met; (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems to be appropriate and consistent with the Amended Plan and section 162(m) of the Code.

         The performance goals may relate to the grantee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee will use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

         The performance goals must be set by the Committee either before the beginning of the performance period or during a period ending no later then the earlier of (i) 90 days after the beginning of the performance period and the date on which 25% of the performance period has been completed, or (ii) such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The Committee does not have discretion to increase the amount of compensation payable upon satisfaction of the performance goals. The maximum amount of restricted stock or performance units that may be granted to any individual for any performance period is an amount equal to 750,000 shares of Common Stock. If performance units are not measured in terms of Common Stock, the maximum amount payable to any individual for any performance period is $5,000,000.

         The Committee will certify and announce the results for each performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of restricted stock and performance units will be forfeited.

TRANSFERS OF GRANTS

         Transfers of grants are generally restricted to transfers by will or by the laws of descent or distribution, pursuant to a domestic relations order, or (in the case of non-qualified stock options only, and subject to compliance with a number of conditions) to members of the grantee's immediate family (or trusts for their benefit).

ACCELERATION OF VESTING

         The Committee is given the right to accelerate the exercisability, the lapsing of restrictions and the expiration of deferral or vesting periods of any grant. In addition, such accelerated exercisability, lapse, expiration or vesting may occur automatically, and outstanding performance units shall be subject to immediate settlement, in the case of a "change of control" of the Company. A "change of control" is deemed to have occurred if (i) any person or group becomes a beneficial owner of securities of the Company representing 50% or more of the voting power of the then outstanding securities of the Company,
(ii) the shareholders of the Company approve (or, if shareholder approval is not required, the Board of Directors approves) an agreement providing for (A) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or where the members of the Board of Directors, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation,
(B) the sale or other disposition of all or substantially all of the assets of the Company (other than to a wholly owned subsidiary), or (C) a liquidation or dissolution of the Company, (iii) any person has commenced a tender offer or exchange offer for 50% or more of the voting power of the then outstanding shares of the Company; or (iv) after the date the Amended Plan is approved by the shareholders of the Company, directors are elected such that a majority of the members of the Board of Directors shall have been members of the Board of Directors for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

AMENDMENT AND TERMINATION OF THE AMENDED PLAN; EFFECT ON OUTSTANDING AWARDS

         The Board of Directors may amend or terminate the Amended Plan at any time, subject to obtaining shareholder approval if such approval is required by
Section 162(m) or Section 422 of the Code or under the rules of any stock exchange or automated quotation system on which the Company's shares are listed or quoted. The Amended Plan will terminate, and no further awards or grants may be made thereunder, on the day immediately preceding the tenth anniversary of its effective date, unless the Amended Plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with the approval of the stockholders. A termination or amendment of the Amended Plan that occurs after a grant is made will not materially impair the rights of a grantee unless the grantee consents or unless such amendment is required in order to comply with applicable law.

         Adoption of the Amended Plan by the stockholders of the Company will not have any adverse effect upon grants of stock options under the Existing Plan. A description of the currently outstanding options is available upon request from the Company. The amount and type of the grants which may be made under the Amended Plan in the future cannot presently be determined.

FEDERAL INCOME TAX CONSEQUENCES

         The current federal income tax treatment of grants made under the Amended Plan is generally described below. Local and state tax authorities may also tax incentive compensation awarded under the Amended Plan, and tax laws are subject to change. Grantees are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

NON-QUALIFIED STOCK OPTIONS

         There are no federal income tax consequences to a grantee or to the Company upon the grant of a non-qualified stock option under the Amended Plan. Upon the exercise of a non-qualified stock option a grantee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price of the non-qualified stock option, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of an non-qualified stock option a grantee will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the grantee's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the grantee at the time of exercise of the non-qualified stock option).

INCENTIVE STOCK OPTIONS

         A grantee of an incentive stock option will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the incentive stock option. However, for purposes of the alternative minimum tax imposed under the Code, the amount by which the fair market value of the shares acquired upon exercise exceeds the option price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. If a grantee disposes of the shares acquired upon exercise of an incentive stock option after two years from the date the incentive stock option was granted, and after one year from the date such shares were transferred to him or her upon exercise of the incentive stock option, the grantee will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option price (or the grantee's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the incentive stock option. As a general rule, if a grantee disposes of the shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the grantee held his or her shares prior to the disposition.

STOCK APPRECIATION RIGHTS

         There are no federal income tax consequences to a grantee or to the Company upon the grant of an SAR under the Amended Plan. Upon the exercise of an SAR, the grantee will recognize ordinary compensation income in an amount equal to the cash received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the exercise of the SAR.

RESTRICTED STOCK

         A grantee normally will not recognize taxable income upon receiving a restricted stock grant, including a restricted stock grant specified as "qualified performance-based compensation," and the Company will not be entitled to a deduction, until such stock is transferable by the grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the grantee will recognize ordinary compensation income in an amount equal to the fair market value of the shares (less any amounts paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A grantee may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the fair market value of the shares subject to the restricted stock grant (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the grantee upon subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock grant are forfeited, or if the market value declines during the restriction period, the grantee will not be entitled to any tax deduction or tax refund, other than with respect to any amounts paid for such shares.

PERFORMANCE UNITS

         Generally, a grantee will not recognize any income upon the grant of the performance unit, including performance units specified as "qualified performance-based compensation," and the Company will not be entitled to a deduction, until the grantee receives payment of the performance unit. At the time that the performance unit is paid to the grantee, the grantee will recognize ordinary compensation income in the amount of the payment and the Company will be entitled to a deduction in the same amount.

TAX WITHHOLDING

         The Company has the right to deduct from all grants paid in cash or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to grants, and the participant or other person receiving shares under the Amended Plan will be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such shares. With approval by the Committee, a grantee may elect to satisfy the Company's income tax withholding obligation by withholding shares received from the exercise of a stock option or restricted stock grant.

SECTION 162(m)

         Under section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated employees in any one year. Total remuneration may include amounts received upon the exercise of stock options, SARs and performance units granted under the Plan, the value of shares subject to restricted stock grants when such shares become nonforfeitable (or such other time when income is recognized) and the amounts received pursuant to other grants under the Amended Plan. An exception does exist, however, for "performance-based compensation." The Amended Plan is generally intended to make grants of stock options and SARs, and performance units and restricted stock grants designated as "qualified performance-based compensation" thereunder meet the requirements of "performance-based compensation." Restricted stock grants and performance units granted under the Amended Plan generally will not qualify as "performance-based compensation," unless the grants are designated as "qualified performance-based compensation."


                                NEW PLAN BENEFITS

         The following table sets forth certain benefits related to the Amended Plan. Future awards under the Amended Plan other than automatic grants of non-qualified stock options to non-employee directors are not determinable because awards are granted at the discretion of the Committee depending upon a variety of factors. No awards have been granted as of the date hereof under the Amended Plan.

Name of Non-Employee Director(1)  Number of Shares Subject to Non-Qualified Stock Options
--------------------------------  -------------------------------------------------------
Dr. Boris Antoniuk                                           10,000
Edward Charles Dilley                                        10,000
Gennadi Kudreatsev                                           10,000
Dr. Vladimir Kvint                                           10,000
David L. Heavenridge                                          5,000
Timothy P. Lowry                                              5,000
Robert Smith                                                  5,000
David M. Stovel                                               5,000

(1)      Assumes election at the Annual Meeting.

                        EXECUTIVE OFFICERS OF THE COMPANY


         Set forth below is certain information regarding each of the current executive officers of the Company.

   EXECUTIVE OFFICERS      AGE                            POSITION
   ------------------      ---                            --------
James R.S. Hatt(1).......  37   President and Chief Executive Officer
Simon Edwards(1) ........  34   Senior Vice President, Chief Financial Officer and Treasurer
Alan G. Brooks(2) .......  54   Senior Vice President and Chief Operating Officer
Conor Carroll(3) ........  30   Vice President, Operations
Robert Smith(1)..........  59   Chairman, BECET International

         (1)      See "Directors" for biographical information.

         (2) Mr. Brooks has served as Chief Operating Officer of the Company since January 1996 and Senior Vice President since February 1997. Previously, he served in a number of senior management positions with Cable & Wireless for over 30 years, most recently in Sweden, Japan, Papua New Guinea and the Middle East. Mr. Brooks was on secondment to the Company from Cable & Wireless from March 1995 until December 1995.

         (3) Mr. Carroll has served as Vice President, Operations of the Company since February 1997. From January 1995 until February 1997 he was Vice President, Business Development of the Company. From 1991 to 1994, Mr. Carroll was Business Development Manager for Cable & Wireless Europe.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), requires that directors and certain officers of the Company, and persons who own more than ten percent of the Company's Common Stock, file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes of ownership of such Common Stock.

         Prior to February 28, 1997, the Company was (i) domiciled in Canada,
(ii) a "foreign private issuer" as defined in Rule 3b-4(c) of the Exchange Act and (iii) eligible to file annual reports with the SEC on Form 20-F. Therefore, the Company's securities were exempt from the requirements of Section 16 of the Exchange Act during 1996.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth for the years ended December 31, 1996 and December 31, 1995 certain compensation paid by the Company to its Chief Executive Officer and the four other most highly paid executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                             ANNUAL                             LONG TERM
                                                                         COMPENSATION(1)                      COMPENSATION
                                                                         ---------------                      ------------

                                                                                                               SECURITIES
                                                                                               OTHER ANNUAL    UNDERLYING
    NAME AND PRINCIPAL POSITION                        YEAR        SALARY(1)        BONUS      COMPENSATION      OPTIONS
    ---------------------------                        ----        ---------        -----      ------------      -------
James R.S. Hatt                                        1996        $290,000       $191,000        $58,000        250,000
Chairman, President and Chief Executive                1995        $220,000       $ 75,000        $44,000        200,000
Officer ..........................................

Simon Edwards                                          1996        $225,000       $165,000        $45,000        200,000
Senior Vice President, Chief Financial                 1995        $ 43,750       $ 15,000        $ 8,750        150,000
Officer and Treasurer ............................

Conor Carroll                                          1996        $150,700       $ 90,280        $30,140        150,000
Vice President, Operations .......................     1995        $110,000       $ 14,300        $22,000         50,000

Robert Smith                                           1996        $145,833(2)         -0-            -0-        100,000
Chairman of BECET International ..................     1995        $200,000(2)         -0-            -0-            -0-

Alan G. Brooks                                         1996        $149,500       $ 40,000            -0-            -0-
Senior Vice President and Chief Operating              1995              --             --             --             --
Officer(3) .......................................

----------
(1) All amounts are stated in U.S. Dollars. Certain amounts were paid to Messrs. Hatt, Edwards and Carroll in British Pounds and have been converted to U.S. Dollars at a conversion rate of $1.50/(pound sterling)1.00.

(2) Amounts classified as "salary" were paid as a consulting fee to Newmark for the provision of Mr. Smith's services to BECET and the Company. See "Certain Business Relationships with Directors and Nominees."

(3) Mr. Brooks has served as Chief Operating Officer of the Company since July 1996 and Senior Vice President since February 1997.

         The following table summarizes stock options granted during 1996 to the persons named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE VALUE
                                                                                                AT ASSUMED ANNUAL RATES
             INDIVIDUAL GRANTS                                                                      OF STOCK PRICE
  ---------------------------------------                                                       APPRECIATION FOR OPTION
                                        PERCENT OF TOTAL                                                TERM(1)
                                        OPTIONS GRANTED                                                 -------
                          OPTIONS       TO EMPLOYEES IN       EXERCISE        EXPIRATION
NAME                      GRANTED            1996               PRICE            DATE             5%             10%
----                      -------            ----               -----            ----             --             ---
                          175,000            18.6%              $8.00           6/20/01        $386,794        $854,714
James R. S. Hatt .......   75,000             8.0%              $6.25           6/20/01        $129,507        $286,177
                          140,000            14.9%              $8.00           6/20/01        $309,435        $683,771
Simon Edwards ..........   60,000             6.4%              $6.25           6/20/01        $103,606        $228,941
                          105,000            11.2%              $8.00           6/20/01        $232,077        $512,828
Conor Carroll ..........   45,000             4.8%              $6.25           6/20/01        $ 77,704        $171,706
                           70,000             7.4%              $8.00           6/20/01        $154,718        $341,886
Robert Smith ...........   30,000             3.2%              $6.25           6/20/01        $ 51,803        $114,471
Alan G. Brooks .........      -0-              --                  --                --              --              --

----------
(1) Potential Realizable Values are based on an assumption that the stock price of the Common Stock starts equal to the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The actual value, if any, an option holder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised. The actual value to be realized by the option holder may be greater or less than the values estimated in this table.

         The following table summarizes option exercises during 1996 and the value of vested and unvested options for the persons named in the Summary Compensation Table at December 31, 1996. Year-end values are based upon a price of $6.125 per share, which was the closing market price of a share of the Company's Common Stock on the NASDAQ Stock Market on December 31, 1996.


                  AGGREGATED OPTION EXERCISES IN LAST YEAR AND
                             YEAR-END OPTION VALUES

                                                                                               VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                                           OPTIONS AT DECEMBER 31, 1996         DECEMBER 31, 1996
                                                           ----------------------------    ----------------------------
                    SHARES ACQUIRED
         NAME         ON EXERCISE      VALUE REALIZED      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----         -----------      --------------      -----------    -------------    -----------    -------------
James R. S. Hatt ....   40,000           $66,454.95(1)        160,000        250,000            -0-            -0-

Simon Edwards .......      -0-                   --           150,000        200,000        $43,221(2)         -0-

Conor Carroll........      -0-                   --            16,667        183,333            -0-            -0-

Robert Smith.........      -0-                   --            82,500        100,000            -0-            -0-

Alan G. Brooks.......      -0-                   --               -0-            -0-             --             --


(1) Based on an exercise price of Cdn $8.4375, a conversion rate on September 18, 1996 (date of exercise) of Cdn $1.3717/$1.00 and a closing price on the NASDAQ Stock Market on September 18, 1996 of $7.8125.

(2) Assuming a conversion rate of Cdn $1.3706/$1.00 on December 31, 1996. The exercise price of these options is Cdn $8.00.

         The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.


EMPLOYMENT AGREEMENTS

         Pursuant to employment agreements, dated as of January 1, 1995, with the Company and PLD Management Services Limited, a wholly owned English subsidiary of the Company ("PLDMS"), James Hatt was employed (i) as Chief Executive Officer of the Company at an initial annual salary of $167,500 and
(ii) as an Executive of PLDMS at an initial annual salary of (pound sterling)35,000. During 1996, Mr. Hatt's annual salaries under these agreements were $237,500 and (pound sterling)35,000, respectively. The agreement with the Company may be terminated without cause by either party upon two years prior written notice or for cause as specified; provided, that if Mr. Hatt gives notice of termination of employment with the Company, the Company may, in its sole discretion, terminate employment immediately upon the payment of the lump sum of six months' gross salary. Mr. Hatt may also terminate his employment with the Company upon three months prior written notice upon a change in control of the Company or a material diminution of his duties as a consequence of the actions of one or more affiliated entities beneficially owning greater than 30% of the Company's outstanding voting shares. The agreement with PLDMS may be terminated without cause by either party upon thirty days prior written notice or for cause as specified. Upon termination without cause by the Company, Mr. Hatt is to receive as a termination fee a specific multiple of his then current annual salary from the Company, as determined from time to time by the board of directors. As of December 31, 1996, the applicable multiple for Mr. Hatt is
2.442. In addition to his salary from the Company and PLDMS, an amount equal to ten percent of the then current termination fee is payable by the Company to Mr. Hatt annually in lieu of all other benefits. No termination payment is payable to Mr. Hatt by PLDMS.

         Pursuant to employment agreements, dated as of October 1, 1995, with the Company and PLDMS, Mr. Edwards was employed (i) as Chief Financial Officer of the Company at an initial annual salary of $107,500 and (ii) as an Executive of PLDMS at an initial annual salary of (pound sterling)45,000. During 1996, Mr. Edwards' annual salaries under these agreements were $157,500 and (pound sterling)45,000, respectively. As of February, 1997, Mr. Edwards became Senior Vice

President, Chief financial Officer and Treasurer of the Company. The agreement with the Company may be terminated without cause by either party upon two years prior written notice or for cause as specified; provided, that if Mr. Edwards gives notice of termination of employment with the Company, the Company may, in its sole discretion, terminate employment immediately upon the payment of the lump sum of six months' gross salary. Mr. Edwards may also terminate his employment with the Company upon three months prior written notice upon a change in control of the Company or a material diminution of his duties as a consequence of the actions of one or more affiliated entities beneficially owning greater than 30% of the Company's outstanding voting shares. The agreement with PLDMS may be terminated without cause by either party upon thirty days prior written notice or for cause as specified. Upon termination without cause by the Company, Mr. Edwards is to receive as a termination fee a specific multiple of his then current annual salary from the Company, as determined from time to time by the board of directors. As of December 31, 1996, the applicable multiple for Mr. Edwards was 2.857. In addition to his salary from the Company and PLDMS, an amount equal to ten percent of the then current termination fee is payable by the Company to Mr. Edwards annually in lieu of all other benefits. No termination payment is payable to Mr. Edwards by PLDMS.

         Pursuant to employment agreements, dated as of January 1, 1995, with the Company and PLDMS, Mr. Carroll was employed (i) as Vice President, Business Development of the Company at an initial annual salary of $55,000 and (ii) as an Executive of PLDMS at an initial annual salary of (pound sterling)36,000. During 1996, Mr. Carroll's annual salaries under these agreements were $75,000 and (pound sterling)50,000, respectively. As of February 1997, Mr. Carroll became Vice President, Operations of the Company. The agreement with the Company may be terminated without cause by either party upon two years prior written notice or for cause as specified; provided, that if Mr. Carroll gives notice of termination of employment with the Company, the Company may, in its sole discretion, terminate employment immediately upon the payment of the lump sum of six months' gross salary. Mr. Carroll may also terminate his employment with the Company upon three months prior written notice upon a change in control of the Company or a material diminution of his duties as a consequence of the actions of one or more affiliated entities beneficially owning greater than 30% of the Company's outstanding voting shares. The agreement with PLDMS may be terminated without cause by either party upon thirty days prior written notice or for cause as specified. Upon termination without cause by the Company, Mr. Carroll is to receive as a termination fee a specific multiple of his then annual current salary from the Company, as determined from time to time by the board of directors. As of December 31, 1996, the applicable multiple for Mr. Carroll is 4.000. In addition to his salary from the Company and PLDMS, an amount equal to ten percent of the then current termination fee is payable by the Company to Mr. Carroll annually in lieu of all other benefits. No termination payment is payable to Mr. Carroll by PLDMS.

         See "Certain Business Relationships with Directors and Nominees" for a description of the Company's consulting agreement with Newmark for the provision of services by Robert Smith during the last fiscal year.

         Pursuant to an employment agreement, dated August 6, 1996, with PLDMS, Mr. Brooks was employed as Chief Operating Officer as of July 1, 1996 at an initial annual salary of $200,000 and for an initial term of 18 months. During 1996, Mr. Brooks' prorated annual salary under this agreement was $100,000. The agreement may be terminated without cause by either party upon three months prior written notice prior to the end of the initial term or at any time thereafter or for cause as specified. In addition to his salary, an amount equal to ten percent of the then current fixed salary is payable to Mr. Brooks as a bonus in addition to any other bonus paid to him. No termination payment is payable to Mr. Brooks by PLDMS.


COMPENSATION OF DIRECTORS

         Non-employee directors are paid an annual retainer of Cdn $10,000 and directors' fees of Cdn $750 for each board meeting attended, and are reimbursed for expenses incurred in connection with attendance at Board of Directors and Committee meetings. Messrs. Lowry and Wainright-Lee declined the retainer and all fees during 1996. All directors are eligible to participate in the Existing Plan, and all directors will continue to be eligible to participate in the Amended Plan. However, non-employee directors are only permitted to receive non-qualified stock options under the Amended Plan, pursuant to arrangements under which, subject to approval by the Board of Directors, such individuals are automatically awarded 10,000 options upon becoming a director and a further 5,000 options annually, thereafter.

         See "Certain Business Relationships with Directors and Nominees" for a description of (i) the Company's consulting agreement with Newmark for the provision of services by Robert Smith during 1996 and (ii) a description of certain arrangements between the Company and Cable & Wireless.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1996, Thomas E. Capps, David L. Heavenridge, Robert Smith, David M. Stovel and Douglas T. Waite served on the Compensation Committee of the Board of Directors. Mr. Heavenridge replaced Mr. Capps during 1996 when Mr. Capps resigned as a director of the Company and Mr. Heavenridge was appointed by the Board of Directors to fill the resulting vacancy.

         Mr. Smith served as a member of the Compensation Committee of the Board of Directors during 1996. Mr. Smith was Chairman of BECET. See "Certain Relationships with Directors and Nominees" for a description of the relationship between Newmark, a company controlled by Mr. Smith, and the Company.

         Mr. Hatt was on the board of directors of BECET during 1996. He was also on the board of directors of NWE Capital (Cyprus) Limited ("NWE Cyprus"), a Cypriot intermediate holding company through which the Company holds its equity investments in several of its Russian operating subsidiaries. Mr. C. Waite, a director of the Company, was a director and executive officer of NWE Cyprus during 1996.



         The following Compensation Committee Report and the Comparative Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION


         The Board of Directors created the Compensation Committee (the "Committee") to have the responsibility for implementing and administrating the Company's compensation policies and programs for its executive officers.

         The Compensation Committee is responsible for setting the base salaries and the total compensation levels of the Chief Executive Officer (the "CEO") and the other executive officers of the Company and for determining which executives, including the CEO, will be granted stock options and the size of such grants. Mr. Hatt does not participate in the approval of his compensation.

         Prior to the continuance of the Company from Ontario to Delaware in February 1997, the Compensation Committee did not have the authority to approve stock option grants, which were approved by the entire Board of Directors. Robert Smith served on the Compensation Committee during 1996, but was no longer a member of the committee as of February 1997. Thomas E. Capps served on the Committee during his tenure as a director of the Company during 1996, and was replaced by David L. Heavenridge upon his resignation as a director and the appointment of Mr. Heavenridge as a director of the Company to fill the resulting vacancy.


COMPENSATION POLICIES

         The Company's compensation policies for executive officers are designed to (a) provide competitive compensation packages that will attract and retain superior executive talent, (b) link a significant portion of compensation to financial results, so as to reward successful performance, and (c) provide long-term equity compensation, to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of the Company's executive officer compensation program are base salary, annual cash incentive awards, and grants of stock options. Assuming adoption of the Amended Plan at the Annual Meeting, the Company's executive officer compensation program will also include grants of stock appreciation rights, restricted stock and performance units.

         Base salary levels for the Company's executive officers are reviewed on an annual basis by the Committee and are set generally to be competitive with other companies of comparable size and geographic location, taking into consideration the positions' complexity, responsibility, need for special expertise and personal hardships due to extensive international travel. Individual salaries also take into account individual experience and performance.

         The bonus program in 1996 was based on the Company exceeding certain share price targets and PeterStar Company Limited, an operating subsidiary of the Company, exceeding revenue and EBITDA targets, both as established by the Board of Directors. Bonuses in 1996 consisted of 40% of base salary, as well as additional bonuses paid to management in connection with the successful completion of the Company's private placement of senior and convertible debt in June 1996 in which the Company realized net proceeds of approximately $104 million.


LONG-TERM COMPENSATION

         The Committee periodically considers the desirability of granting stock options to officers and other employees of the Company. Prior to the Company's continuance as a Delaware corporation in February 1997, stock option grants were subject to approval by the entire Board of Directors. After February 1997, in conformance with U.S. practice, the Committee was granted the authority to make such grants without approval by the entire Board of Directors. The objective of these grants are to align senior management and stockholder long-term interest by creating a strong and direct link between the executive's accumulation of wealth and stockholder return and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Individual grants of stock options are based upon individual performance. The Committee believes that its past grants of stock options have successfully focused the Company's executive officers and other members of senior management on building stockholder value.

         Assuming adoption of the Amended Plan at the Annual Meeting, the Company's executive officer compensation program will also include grants of stock appreciation rights, restricted stock and performance units. In addition, non-employee directors will receive annual formula grants of non-qualified stock options.


COMPENSATION OF CHIEF EXECUTIVE OFFICER

         In determining the compensation of Mr. Hatt, the Committee has taken into consideration his experience, dedication, performance and contribution to the growth of the Company and its operating subsidiaries over the past two years, the personal hardships resulting from extensive international travel, including long periods in the countries of the former Soviet Union, and Mr. Hatt's overall management strengths and business acumen.

         Presented by the Compensation Committee:

                   David L. Heavenridge
                   David M. Stovel
                   Douglas T. Waite

                       COMPARATIVE STOCK PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of (i) the NASDAQ Stock Market Composite Index (the "NASDAQ Index"), and (ii) the NASDAQ Telecommunications Index, assuming an investment of $100 on February 8, 1993 (the date the Company's Common Shares were first traded in the United States on the NASDAQ Stock Market) in each of the Common Stock of the Company, the stocks comprising the NASDAQ Index and the stocks comprising the NASDAQ Telecommunications Index, and further assuming reinvestment of dividends, if any. During previous years, the Company was domiciled in Canada. As a "foreign private issuer", the Company was subject to Canadian proxy requirements in lieu of Section 14 of the Exchange Act. Pursuant to these Canadian requirements, the Company chose The Toronto Stock Exchange 300 Composite Index (the "TSE 300") as a comparative index for use in its comparative stock performance graphs in its Canadian annual information circulars for its annual general meetings of shareholders. The TSE 300 index is a capitalization-weighted index designed to measure market activity of 300 stocks listed on The Toronto Stock Exchange (the "TSE") (where the Company's Common Shares were traded from 1987 until February 28, 1997, and where its Common Stock is still traded), representing 14 industry sectors. As of March 6, 1997, the Company was no longer included in the TSE 300 because it was no longer a Canadian issuer. Since the NASDAQ Stock Market is the principal trading market for the Company's Common Stock, the Company believes that the TSE 300 may not provide the most meaningful basis for comparison of stock performance.









                              [GRAPH APPEARS HERE]









                                     NASDAQ                        NASDAQ
MEASUREMENT                       STOCK MARKET               TELECOMMUNICATIONS
   DATE       PLD TELEKOM INC.   COMPOSITE INDEX   TSE 300         INDEX
   ----       ----------------   ---------------   -------         -----
  2/18/93           100.0             100.0         100.0          100.0
 12/31/93           121.1             117.3         126.8          142.0
 12/31/94            67.1             113.5         123.6          119.2
 12/31/95            50.0             158.8         138.3          159.9
 12/31/96            64.5             194.9         173.1          165.7

                                  OTHER MATTERS

         The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

         The accounting firm of KPMG Peat Marwick LLP has been selected as the Company's independent auditors for the 1997 fiscal year. A representative of KPMG, Chartered Accountants, the Company's Canadian auditors during 1996, is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders of the Company.


                STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

         Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 1998 annual meeting, such proposals must be received by the Company no later than December 31, 1997. Proposals should be directed to the attention of the Secretary of the Company.


                           ANNUAL REPORT ON FORM 10-K

         The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of such person, a copy of the Company's annual report on Form 10-K for the year ended December 31, 1996, including the financial statements, but excluding exhibits. Requests for copies of such report should be directed to the Company, Attention: Secretary.


                                             By order of the Board of Directors,




                                             James R. S. Hatt
                                             Chairman, President and
                                             Chief Executive Officer

April 30, 1997

                                   SCHEDULE A

                                PLD TELEKOM INC.

                            EQUITY COMPENSATION PLAN


                  The purpose of the PLD Telekom Inc. Equity Compensation Plan (the "Plan") is to provide (i) employees of PLD Telekom Inc. (the "Company") and designated key employees of its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) non-employee members of the Board of Directors of the Company (the "Board"), with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units, to the extent and upon the terms hereinafter set forth. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

                  The Plan amends and supersedes in its entirety the PLD Telekom Inc. Stock Option Plan (the "Prior Plan"). No further grants shall be made under the Prior Plan following the adoption of this Plan and grantees under the Prior Plan shall have the option of continuing to have their existing grants covered by the terms of the Prior Plan or (by so electing in writing) having their grants covered by the terms of the Plan.

                  1. Administration

                  (a) Committee. The Plan shall be administered and interpreted by a committee appointed by the Board (the "Committee"). The Committee shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations and may be "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Grants made to Non-Employee Directors (as hereinafter defined in Section 4(a) below) shall be made in accordance with Section 6 below.

                  (b) Committee Authority. Except as provided in Section 6, the Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.


                  (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

                  2. Grants

                  Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 and Section 6 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), restricted stock as described in Section 7 (Restricted Stock"), stock appreciation rights as described in Section 8 ("SARs"), and performance units as described in Section 9 ("Performance Units") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent

                                    Sch. A-1
with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

                  3. Shares Subject to the Plan

                  (a) Shares Authorized. Subject to the adjustment specified below, (i) the maximum aggregate number of shares of the Company's Common Stock (hereinafter, "Company Stock") that may be reserved for issuance or issued under this Plan shall not at any time exceed ten percent (10%) of the total issued and outstanding shares of Company Stock, plus the aggregate number of shares of Company Stock issued or reserved for issuance under the Prior Plan prior to the effective date of the adoption of this Plan (provided, however, that in no event shall the number of shares of Company Stock reserved for issuance under the Plan at any time be less than the number of shares subject to then outstanding Grants), (ii) the maximum aggregate number of shares of Company Stock that may be subject to the Grant of Incentive Stock Options under the Plan shall be 1,000,000, and (iii) the maximum aggregate number of shares of Company Stock that shall be subject to the Grant of Options under this Plan to any individual during any calendar year shall be 1,500,000 shares. Unless such reduction shall occur as a result of the operation of any of the adjustments specified below, no reduction in the total number of issued and outstanding shares of Common Stock shall have the effect of reducing the number of shares of Common Stock which are then issued or reserved for issuance under this Plan. The shares issued or reserved for issuance may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares of Restricted Stock or Performance Units are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

                  (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares,
(ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. If any questions shall at any time arise with respect to any adjustment, such questions shall be conclusively determined by the Company's auditors or, if they decline to so act, any other member of so-called "Big Six" accounting firms that the Company may designate and who shall have access to all appropriate records, and such determination shall be binding upon the Company and the affected Grantee(s).

                  4. Eligibility for Participation

                  (a) Eligible Persons. All employees of the Company and designated key employees of its subsidiaries (collectively, "Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan. Members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to receive Grants only under
Section 6 of the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan only if the Key Advisors render services which are bona fide and substantial and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

                                    Sch. A-2

                  (b) Selection of Grantees. The Committee shall select the Employees and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

                  (c) Records. The Company shall maintain records of each Grant made under the Plan, including a copy of the Grant Instrument and any other details of the Grant not set forth therein. Upon request therefor from any Grantee and at such other times as the Company shall determine, the Company shall furnish each Grantee with a statement setting forth the details of his or her Grants (which may be a copy of the Grant Instrument). Such statement shall be deemed to have been accepted by the affected Grantee unless written notice to the contrary is given to the Company within thirty (30) days after such statement is given to such Grantee.

                  5. Granting of Options

                  (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Key Advisors.

                  (b) Type of Option and Price.

                           (i) The Committee may grant Incentive Stock Options
that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees and Key Advisors and, pursuant to Section 6 of the Plan, to Non-Employee Directors.

                           (ii) The purchase price (the "Exercise Price") of
Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless (A) the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant and (B) the term of such Incentive Stock Option is not more than five years.

                           (iii) So long as the Company Stock is publicly
traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq national market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock ceases to be publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

                  (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

                                    Sch. A-3

                  (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

                  (e) Termination of Employment, Disability or Death.

                           (i) Except as provided below, an Option may only be
exercised while the Grantee is employed by the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by the Company for any reason other than a "disability", death, or "termination for cause", any Option other than an Incentive Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term, and any Incentive Stock Option shall terminate unless exercised by the earlier of three (3) months after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee) but in any event no later than the date of expiration of the Option term. Unless the terms of the Grant specify otherwise, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

                           (ii) In the event the Grantee ceases to be employed
by the Company on account of a "termination for cause" by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company, or upon such other date as may be determined by the Committee.

                           (iii) In the event the Grantee ceases to be employed
by the Company because the Grantee is "disabled", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless the terms of the Grant specify otherwise, any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company by reason of disability shall terminate as of the date of cessation of employment.

                           (iv) If the Grantee dies while employed by the
Company or within a period of time following such Grantee's termination of employment during which the Option continues to be exercisable by the Grantee pursuant to this Section 5(e), such Option to the extent that it is otherwise exercisable by the Grantee shall terminate unless exercised within two (2) years after the Grantee's date of death, but in any event no later than the date of expiration of the Option term. Unless the terms of the Grant specify otherwise, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee dies shall terminate as of the date of death.

                           (v) For purposes of this Section 5(e) and Sections 6,
                  7, 8 and 9:

                           (A) the term "Company" shall mean the Company and its
                  subsidiary corporations.

                           (B) the term "employed by the Company" shall mean
                  employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Restricted Stock and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

                           (C) the term "disability" shall mean a Grantee's
                  becoming disabled within the meaning of section 22(e)(3) of the Code.

                           (D) the term "termination for cause" shall mean
                  termination of a Grantee's employment or other relationship with the Company in connection with which the Committee has made a finding that the Grantee has (i) materially breached his or her employment or service contract with the Company,
                  (ii) failed (after due warning) to comply with announced Company policies, (iii) failed (after due warning) to perform his or

                                    Sch. A-4
                  her duties in a diligent and competent manner, (iv) engaged in fraud, embezzlement, theft or proven dishonesty in the course of his or her employment or service, or (v) engaged in other acts of disloyalty to the Company, including without limitation disclosing trade secrets or confidential information of the Company to persons not entitled to receive such information. In the event a Grantee's employment is terminated for cause, in addition to the immediate termination of all Grants, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

                  (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 11) at the time of exercise. As of the date the Company receives such payment, the Grantee (or any person claiming through him, as the case may be) shall be entitled to be entered on the share register of the Company as the holder of the number of shares of Company Stock in respect of which the Option was exercised, and as promptly as possible thereafter shall be delivered a certificate representing that number of shares.

                  (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a subsidiary (within the meaning of section 424(f) of the Code).

                  6. Formula Option Grants to Non-Employee Directors

                  A Non-Employee Director shall be entitled to receive Nonqualified Stock Options in accordance with this Section 6.

                  (a) Initial Grant. Subject to the approval of the Board, each Non-Employee Director who first becomes a member of the Board after the effective date of this Plan as amended and restate, (as specified in Section 20) shall receive a grant of a Nonqualified Stock Option to purchase 10,000 shares of Company Stock on the date as of which he or she first becomes a member of the Board.

                  (b) Annual Grants. Subject to the approval of the Board, on each date that the Company holds its annual meeting of shareholders, commencing with the 1998 annual meeting, each Non-Employee Director who is in office immediately after the annual election of directors (other than a director who is first elected to the Board at such meeting) shall receive a grant of a Nonqualified Stock Option to purchase 5,000 shares of Company Stock. The date of grant of each such annual Grant shall be the date of the annual meeting of the Company's shareholders.

                  (c) Exercise Price. The Exercise Price per share of Company Stock subject to an Option granted under this Section 6 shall be equal to the Fair Market Value of a share of Company Stock on the date of grant.

                  (d) Option Term and Exercisability. The term of each Option granted pursuant to this Section 6 shall be ten years or such shorter period as shall be determined by the Board. Options granted under this Section 6 shall be fully exercisable as of the date of grant.

                                    Sch. A-5

                  (e) Payment of Exercise Price.

                           (i) The Exercise Price for an Option granted under
this Section 6 shall be paid in cash. The Grantee shall pay the Exercise Price and the amount of any withholding tax due at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made.

                           (ii) A Grantee may exercise an Option granted under
this Section 6 by delivering to the Committee a notice of exercise as described below, with accompanying payment of the Exercise Price in accordance with
Section 6(e)(i) above. The notice of exercise may instruct the Company to deliver shares of Company Stock due upon the exercise of the Option to any registered broker or dealer designated by the Committee in lieu of delivery to the Grantee, and shall designate the account into which the shares are to be deposited. With the approval of the Board, a Grantee may exercise an Option by delivering shares of Company Stock owned by the Grantee as permitted under
Section 5(f).

                  (f) Applicability of Plan Provisions. Except as otherwise provided in this Section 6, Nonqualified Stock Options granted to Non-Employee Directors shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options granted to other persons, provided however that (i) if an event described in Section 3(b) occurs, appropriate adjustments, as described in that Section, shall be made automatically, (ii) with respect to the provisions of Section 5(e), the Committee shall not have discretion to modify the terms of such provisions in the Grant Instrument, and (iii) in the event of a Change of Control (as defined in Section 13), the provisions of Section 14 shall apply to Options granted pursuant to this Section 6, except that the Committee shall not have discretion under Section 14(c) to modify the automatic provisions of that Section.

                  (g) Administration. Except to the extent provided herein, the provisions of this Section 6 are intended to operate automatically and not require administration. To the extent that any administrative determinations are required, any determinations with respect to the provisions of this Section 6 shall be made by the Board. If at any time there are not sufficient shares available under the Plan to permit a Grant as described in this Section 6, the Grant shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares then available under the Plan.

                  7. Restricted Stock Grants

                  The Committee may issue or transfer shares of Company Stock to an Employee or Key Advisor under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

                  (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

                  (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

                  (c) Requirement of Employment. If the Grantee ceases to be employed by the Company (as defined in Section 5(e) above) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

                  (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 12(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate

                                    Sch. A-6
covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

                  (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

                  (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

                  8. Stock Appreciation Rights

                  (a) General Requirements. The Committee may grant stock appreciation rights ("SARs") to an Employee or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

                  (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

                  (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Section 5(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

                  (d) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section (8)(a).

                  9. Performance Units

                  (a) General Requirements. The Committee may grant performance units ("Performance Units") to an Employee or Key Advisor. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units.

                  (b) Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Units ("Performance Goals") and such other conditions of the Grant as the

                                    Sch. A-7

Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

                  (c) Payment with respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash.

                  (d) Requirement of Employment. If the Grantee ceases to be employed by the Company (as defined in Section 5(e) above) during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

                  10. Qualified Performance-Based Compensation

                  (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Performance Units or Restricted Stock granted to an Employee shall be considered "qualified performance-based compensation" under Section 162(m) of the Code. The provisions of this Section 10 shall apply to Grants of Performance Units and Restricted Stock that are to be considered "qualified performance-based compensation" under Section 162(m) of the Code.

                  (b) Performance Goals. When Performance Units or Restricted Stock that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for restrictions on the Restricted Stock to lapse or amounts to be paid under the Performance Units, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, disability, other termination of employment or Change of Control, that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

                  (c) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period and (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation", including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

                  (d) Maximum Payment. If Restricted Stock, or Performance Units measured with respect to the Fair Market Value of Company Stock, are granted, not more than 750,000 shares of Company Stock may be granted to an Employee under the Performance Units or Restricted Stock for any Performance Period. If Performance Units are measured with respect to other criteria, the maximum amount that may be paid to an Employee with respect to a Performance Period is $5,000,000.

                                    Sch. A-8

                  (e) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company's financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Restricted Stock or Performance Units for the Performance Period shall be forfeited.

                  11. Withholding of Taxes

                  (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

                  (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option or Restricted Stock paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee's applicable marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee. With respect to Options granted to Non-Employee Directors, the approval of the Board shall be required with respect to any election made under this Section 11(b).

                  12. Transferability of Grants

                  (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

                  (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, a Grantee may transfer Nonqualified Stock Options to his or her spouse or children or grandchildren (natural or adopted), or one or more trusts established for their benefit; provided that: (i) the maximum number of Options transferred shall not exceed 50% of the total number of Options granted to him at any time under the Plan; (ii) each transfer is an absolute transfer of title, such that the transferor ceases to have any further dominion or control over the Options transferred or to any Company Stock acquired as a result of the exercise of any Options, waives all rights with respect to such Options or Company Stock and retains no interest, whether by way of pledge or otherwise, in such Options or Company Stock; (iii) written notice of any transfer is given by the transferor and the transferee within thirty (30) days of the transfer, together with the address to which notices and other communications from the Company to the transferee relating to the Plan shall be sent; (iv) the transferee acknowledges that the Options transferred may not be further transferred or alienated by such transferee either by pledge, assignment or in any other manner whatsoever and, during his or her lifetime, shall be vested only in him or her, but shall thereafter enure to the benefit and be binding upon the legal personal representatives of such transferee, provided that such transferee shall be permitted to transfer any Company Stock acquired upon the exercise of any Option so long as such transfer is otherwise permitted; (v) the transferee undertakes to comply with and be bound by the terms of the Plan as in effect on the date of the transfer, and any amendments thereto, and any restatements thereof or successor plan thereto; (vi) the transferee acknowledges that the Company has no obligation to register any Options transferred or any Company Stock acquired as a result of the exercise of any Options, or to take any other action to facilitate the transfer of such Options or Company Stock, including complying with any conditions to permit transfers pursuant to Rule 144 promulgated by the Securities and Exchange Commission; and (vii) the Grantee receives no consideration for the transfer of any such Option.

                                    Sch. A-9

                  13. Change of Control of the Company

                  As used herein, a "Change of Control" shall be deemed to have occurred if:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the voting power of the then outstanding securities of the Company;

                  (b) the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (ii) the sale or other disposition of all or substantially all of the assets of the Company (other than to a wholly owned subsidiary), or (iii) a liquidation or dissolution of the Company;

                  (c) any person has commenced a tender offer or exchange offer for 50% or more of the voting power of the then outstanding shares of the Company; or

                  (d) after the date this Plan is approved by the shareholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

                  14. Consequences of a Change of Control

                  (a) Notice and Acceleration. Upon a Change of Control, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse, and
(iv) Grantees holding Performance Units shall receive a payment in settlement of such Performance Units, in an amount determined by the Committee, based on the Grantee's target payment for the Performance Period and the portion of the Performance Period that precedes the Change of Control.

                  (b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

                  (c) Other Alternatives. Notwithstanding the foregoing, subject to Section 14(e) below, in the event of a Change of Control, the Committee may require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company in cash in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable. Such surrender shall take place as of the date of the Change of Control or such other date as the Committee may specify.

                  (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Section 14 (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

                                    Sch. A-10

                  (e) Committee. The Committee making the determinations under this Section 14 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, then, at the discretion of any affected Grantee, the Committee shall be required to take the actions set forth in Section 14(c) above, without regard to the provisions of Section 14(d) above.

                  15. Limitations on Issuance or Transfer of Shares

                  No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

                  16. Amendment and Termination of the Plan

                  (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required by section 162(m) or section 422 of the Code.

                  (b) Termination of Plan. The Plan shall terminate on March 31, 2007, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

                  (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 23(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 23(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

                  (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

                  17. Funding of the Plan

                  This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

                  18. Rights of Participants

                  Nothing in this Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to be granted a Grant under this Plan, except as provided in Section 6. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

                                    Sch. A-11

                  20. No Fractional Shares

                  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                  21. Headings

                  Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

                  21. Effective Date of the Amended and Restated Plan. The Plan, as amended and restated herein, shall become effective on the date that it is approved by the Company's shareholders.

                  22. Notices

                  (a) Any payment, notice, statement, certificate or other instrument required or permitted to be given to a Grantee or any person claiming or deriving any rights through such Grantee shall be given by (i) delivering it personally to such Grantee or the person claiming or deriving rights through such Grantee, as the case may be, or (ii) mailing it postage paid (provided that the postal service is then in operation) or delivering it to the address which is maintained for the Grantee in the Company's records.

                  (b) Any payment, notice, statement, certificate or other instrument required or permitted to be given to the Company shall be given by mailing it postage paid (provided that the postal service is then in operation) or delivering it to the Company at the following address:

                             PLD Telekom Inc.
                             1270 Avenue of the Americas
                             Suite 2218
                             New York, New York  10020
                             Attention:  Benefits Administrator

                  (c) Any payment, notice, statement, certificate or other instrument referred to in Section 22(a) or Section 22(b), if delivered, shall be deemed to have been given or delivered on the date on which it was delivered or, if mailed (provided that the postal service is then in operation), shall be deemed to have been given or delivered on the second business day following the date on which it was mailed.

                  23. Miscellaneous

                  (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

                  (b) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all

                                    Sch. A-12
applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

                  (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of New York.

                                    Sch.A-13

  THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PLD TELEKOM INC.

                  The undersigned hereby appoints James R.S. Hatt, Simon Edwards and E. Clive Anderson, and each of them acting singly, proxies of the undersigned stockholder with full power of substitution to each of them, to vote all shares of Common Stock of PLD Telekom Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Inter-Continental Hotel, 111 East 48th Street, New York, New York 10017, on Thursday, June 12, 1997, at 10:00 a.m. (local time) and any adjournments thereof.

                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE HOLDERS OF THIS PROXY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. WITH RESPECT TO THE ELECTION OF DIRECTORS, WHERE A BOX IS NOT COMPLETED, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES." WITH RESPECT TO THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE PLD TELEKOM STOCK OPTION PLAN, WHERE A BOX IS NOT COMPLETED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.








--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-







                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                PLD TELEKOM INC.
                       THURSDAY, JUNE 12, 1997; 10:00 A.M.

                           THE INTER-CONTINENTAL HOTEL
                              111 EAST 48TH STREET
                               NEW YORK, NEW YORK

ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS: Boris Antoniuk, Edward Charles Dilley, Simon Edwards, James R.S. Hatt, David L. Heavenridge, Gennadi Kudreatsev, Vladimir Kvint, Timothy P. Lowry, Robert Smith and David M. Stovel.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES."

FOR ALL NOMINEES / /                   AUTHORITY WITHHELD FOR ALL NOMINEES / /
Authority withheld for the
following only:
(write the name(s) of the nominee(s)
on the line below)
------------------------------------

PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE PLD STOCK OPTION PLAN AND ITS RENAMING AS THE "PLD TELEKOM INC. EQUITY COMPENSATION PLAN"


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

    FOR   / /               AGAINST   / /               ABSTAIN   / /



Signature(s):________________________________________  Date:___________________

(Please mark your vote, date and sign as your name appears above and return this Proxy in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, and indicate title as duly authorized officer.)

--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-